LOCK-UP AGREEMENT

      This Lock-Up Agreement (the "Agreement") is entered into on February , 1999 by and among CONTINENTAL CHOICE CARE, INC., a New Jersey corporation ("CCCI") whose principal place of business is located at 25-B Vreeland Road, Florham Park, New Jersey 07932, the TelaLink Common Holders, the TelaLink Preferred Holders, and the LoanCo Holders, each as defined below.

      Reference is made to an Agreement and Plan of Merger dated as of February 5, 1999 (the "Merger Agreement"), among CCCI, TNL Acquisition, Inc., a Delaware corporation to be formed as a wholly owned subsidiary of CCCI ("Newco"), and TelaLink Network, Ltd., a Delaware corporation ("TelaLink"), and to a Stock Purchase Agreement by and between CCCI and the Shareholders of the common stock of TelaLink Acquisitions Corp., a Delaware corporation ("LoanCo").

      Pursuant to the terms and conditions of the Merger Agreement, upon the acceptance by the appropriate state authorities of the Certificates of Merger as filed with such authorities (the "Effective Date"), (i) TelaLink shall be merged with and into Newco, (ii) the separate corporate existence of TelaLink shall cease and Newco shall survive the Merger (the "Merger"), (iii) each holder of shares of issued and outstanding TelaLink Common Stock ("TelaLink Common Holder") shall become entitled to receive shares of CCCI Common Stock (the "Shares"), and (iv) each holder of shares of issued and outstanding TelaLink Series A Preferred Stock ("TelaLink Preferred Holder") shall become entitled to receive Shares, each in accordance with terms of the Merger Agreement. After the Effective Date, the Board of Directors of CCCI shall consist of seven directors, three of whom shall be nominated by TelaLink.

      Pursuant to the terms of the Stock Purchase Agreement, concurrent with the closing of the Merger, CCCI shall have, in consideration of the payment of an aggregate of 150,000 of the Shares, purchased all of the outstanding common stock of LoanCo from each holder of shares of issued and outstanding LoanCo common stock ("LoanCo Common Holder"). The TelaLink Common Holders, TelaLink Preferred Holders and LoanCo Common Holders are collectively referred to herein as the "Holders" and individually as a "Holder."

      In order to induce CCCI to consummate the transactions contemplated by the Merger Agreement, the undersigned, intending to be legally bound, hereby agree as follows:

      1. During the eighteen (18) month period commencing on the Effective Date (the "Lock-Up Period") each of the TelaLink Common Holders and LoanCo Common Holders will not, directly or indirectly, offer to sell, sell, grant any option for the sale of, or otherwise dispose of or transfer (collectively "Transfer") any Shares received in connection with the Merger Agreement and Stock Purchase Agreement, respectively, without the prior written consent of CCCI.

      2. During the twelve (12) month period commencing on the Effective Date, each TelaLink Preferred Holder will not, directly or indirectly transfer any Shares received in connection with the Merger Agreement without the prior written consent of CCCI.

      3. Notwithstanding paragraph one, each TelaLink Common Holder may request the early release, during the Lock-Up Period provided twelve (12) months thereof shall have elapsed, of some or all of the Shares owned by such TelaLink Common Holders by submitting a written request to a committee (the "Committee") of three members, consisting of CCCI, Techtron, Inc., and Frank M. DeLape, as Attorney-in-Fact for the TelaLink Common Holders. Such request shall set forth the number of Shares sought to be released from the resale restrictions and the reasons for such request. The Committee shall in its reasonable discretion unanimously determine whether or not and to what extent Shares may be released from the provisions of this Agreement. The Committee shall act by the vote of its members at a meeting in person or be conference telephone or by the written consent of a majority of its members at a meeting in person or by conference telephone or by the written consent of a majority of its members. The President or Treasurer of the respective corporate members shall be authorized to vote or consent on behalf of such member. The Committee's decision shall be in writing and may include such conditions as the Committee may determine as being necessary under the circumstances. No decision by the Committee to release Shares at any time or under certain circumstances shall act as a precedent for subsequent decisions of the Committee.

      4. Each Holder acknowledges that any Transfer of any Shares in violation of this Agreement will be null and void and no such Transfer shall be recognized by CCCI or its transfer agent. Each Holder acknowledges that it is impossible to measure the damages that will accrue to CCCI by reason of a failure of the undersigned to comply with the provisions of this Agreement. Therefore, if CCCI shall institute any action or proceeding to enforce the provisions hereof, the undersigned agrees that CCCI shall be entitled to injunctive relief, and the undersigned waives, and shall not allege, any claim or defense to such action or proceeding, including, without limitation, any claim or defense that the undersigned has an adequate remedy at law.

      5. Each TelaLink Common Holder, TelaLink Preferred Holder, and LoanCo Holder acknowledges that each certificate representing the Shares issued pursuant to the Merger Agreement and received pursuant to the Stock Purchase Agreement will bear a legend indicating that the transferability of the Shares is restricted pursuant to the terms of this Agreement.

      6. This agreement shall not prohibit any Holder from privately transferring Shares to any Affiliate (as defined below) of the undersigned, provided that such transferee agrees in writing to the terms of this Agreement. As used herein, the term "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a specified person, and, with respect to an individual, shall include such person's immediate family or a trust for the benefit thereof.

      7. Each TelaLink Common Holder and LoanCo Holder hereby irrevocably appoints Frank M. DeLape as their true and lawful attorney in fact, to act in the name, place and stead of the undersigned, for the purposes of complying with paragraph 3 of this Agreement for the term of this Agreement.

      8. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and permitted assigns of the respective parties hereto and shall be construed in accordance with the laws of the State of New Jersey without regard to its conflict of law principles and the rights and remedies of the parties shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the signatories below have executed this Agreement as of the date first above written.

TELALINK NETWORK, LTD. COMMON STOCK HOLDERS

   NAME                                   SIGNATURE

   Benchmark Equity Group, Inc.

      By___________________
                                          --------------------------------------

   Harry S. Bennett
                                          --------------------------------------

   Edward E. Bridges
                                          --------------------------------------

   Christopher Efird
                                          --------------------------------------

   Frank M. DeLape
                                          --------------------------------------

TELALINK NETWORK, LTD. PREFERRED HOLDERS


   NAME                                   SIGNATURE

   Telalink Acquisitions Corp.

       By __________________________
                                          --------------------------------------

   The Sutton Group, Inc.

       By __________________________      ______________________________________


   Naif Bandar Ahmed Al-Sudairy           ______________________________________


   H.R.H. Prince Saud Naif Abdulaziz Al Saud

                                          ______________________________________


   Mohammed M. El-Seif                    ______________________________________


   Abdullah M. Al-Sheikh                  ______________________________________


TELALINK ACQUISITIONS, CORP. COMMON STOCK HOLDERS

   NAME                                   SIGNATURE

   Frank M. DeLape
                                          ______________________________________

   Christopher Efird
                                          ______________________________________

   Trident III, L.L.C.

       By __________________________      ______________________________________

CONTINENTAL CHOICE CARE, INC.


By:
     _____________________________
      Steven L. Trenk, President



FOR PURPOSES OF SECTION 3 OF THIS AGREEMENT ONLY:


TECHTRON, INC.


By: ____________________________

      Name: ____________________

      Title: ___________________